Exhibit 10

August 9, 2010

PARKWAY PROPERTIES LP

AMENDMENT TO EXHIBIT A

OF THE

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

Exhibit A of the Amended and Restated Agreement of Limited Partnership of Parkway Properties LP, is hereby amended in its entirety to read as follows:

Partner	Contribution	Partnership Interest

Parkway Properties, Inc. (the "Company")	$9,900 plus those properties contributed subsequent to the Effective Date	Limited Partnership Interest consisting of 21,921,506 Common Limited Partnership Units[1]

Lane N. Meltzer	47.5% General Partnership Interest in and to the 111 Capitol Building Limited Partnership to Parkway Jackson LLC (a limited liability company which is wholly owned by the Limited Partnership)	Limited Partnership Interest consisting of 1318 Class A Common Limited Partnership Units

Parkway Properties General Partners, Inc.	$100 plus those properties contributed subsequent to the Effective Date	General Partnership Interest consisting of 110,858 Class A Common General Partnership Units
Parkway Properties, Inc.	$106,917,604[2]	4,374,896 units of Series D Cumulative Redeemable Preferred Partnership Interests

                                                                                                                        ______________________

                                                                                                                        1Adjusted from time to time to take into account redemptions and issuances of stock by the Company and the corresponding unit issuances and redemptions by the Partnership.

                                                                                                                        2Amount represents gross proceeds, including accrued dividends, before underwriting discount and other offering expenses.

A.                SERIES D CUMULATIVE REDEEMABLE PREFERRED LIMITED PARTNERSHIP INTERESTS

The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to distribution, qualifications and terms and conditions of redemption of the Series D Cumulative Redeemable Preferred Limited Partnership Interests of the Limited Partnership:

1.                  Designation and Amount.

            The designation of Series D Preferred Limited Partnership Interests shall be 8.00% Series D Cumulative Redeemable Preferred Limited Partnership Interests. The number of units of Series D Preferred Limited Partnership Interests to be authorized shall be 4,374,896.

2.                  Distribution Provisions.

(a)               Subject to the rights of series of Preferred Limited Partnership Interests which may from time to time come into existence, holders of Series D Preferred Limited Partnership Interests shall be entitled to receive, when and as declared by the General Partner, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 8.00% per annum of the Liquidation Preference (as hereinafter defined) per unit (equivalent to a fixed amount of $2.00 per unit).  Such distributions shall be cumulative from the date of original issue and shall be payable quarterly in arrears on or before the 15th day of each of January, April, July and October or, if not a business day, the next succeeding business day (each, a "Distribution Payment Date").  The first distribution, which will be due on October 15, 2010, shall be for a full quarter in the amount of $0.50 per share.  Any distribution payable on Series D Preferred Limited Partnership Interests for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Distributions will be payable to holders of record as they appear in the records of the Partnership at the close of business on the last business day of March, June, September and December, respectively or on such date designated by the General Partner of the Partnership for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Record Date").

(b)               No distributions on units of Series D Preferred Limited Partnership Interests shall be declared by the General Partner or be paid or set apart for payment by the Partnership, at any time when the terms and provisions of any agreement to which the Partnership is a party, including any agreement relating to its indebtedness, that prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)                Notwithstanding the foregoing, distributions on the units of Series D Preferred Limited Partnership Interests will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series D Preferred Limited Partnership Interests which may be in arrears.

(d)               Capital gains shall be allocated to the holders of the Series D Preferred Limited Partnership Interests in the same proportion that the total distributions paid or made available to the holders of the Series D Preferred Limited Partnership Interests for the Fiscal Year bears to the total distributions paid or made available for the Fiscal Year to holders of all classes of Partnership Interests.

(e)                If any units of Series D Preferred Limited Partnership Interests are outstanding, no full distributions (other than in units of Common Partnership Interests or other capital stock ranking junior to Series D Preferred Limited Partnership Interests as to distributions and upon liquidation) shall be declared or paid or set apart for payment on any units of series of Preferred Limited Partnership Interests of the Partnership ranking, as to distributions, on a parity with or junior to the Series D Preferred Limited Partnership Interests for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on units of Series D Preferred Limited Partnership Interests for all past distribution periods and the then current distribution period.  When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the units of Series D Preferred Limited Partnership Interests and the units of any other series of Preferred Limited Partnership Interests ranking on a parity as to distributions with units of Series D Preferred Limited Partnership Interests, all distributions declared upon units of Series D Preferred Limited Partnership Interests and any other series of Preferred Limited Partnership Interests ranking on a parity as to distributions with Series D Preferred Limited Partnership Interests shall be declared pro rata so that the amount of distributions declared per unit on Series D Preferred Limited Partnership Interests and such other series of Preferred Limited Partnership Interests shall in all cases bear to each other the same ratio that accrued distributions per unit on Series D Preferred Limited Partnership Interests and such other series of Preferred Limited Partnership Interests bear to each other.

(f)                Unless full cumulative distributions on units of Series D Preferred Limited Partnership Interests have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in units of Common Partnership Interests or other partnership interests ranking junior to Series D Preferred Limited Partnership Interests as to distributions and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Partnership Interests or any other partnership interests of the Partnership ranking junior to or on a parity with the Series D Preferred Limited Partnership Interests as to distributions or upon liquidation, nor shall any units of Common Partnership Interests or any other units of partnership interests of the Partnership ranking junior to or on a parity with the Series D Preferred Limited Partnership Interests as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such partnership interests) by the Partnership or any affiliate or any person acting on behalf of the Partnership or any of its affiliates (except by conversion into or exchange for other partnership interests of the Partnership ranking junior to Series D Preferred Limited Partnership Interests as to distributions and amounts upon liquidation or redemptions for the purpose of preserving the Company's status as a REIT).

(g)               Any distribution payment made on units of the Series D Preferred Limited Partnership Interests shall first be credited against the earliest accrued but unpaid distribution due with respect to units of Series D Preferred Limited Partnership Interests which remains payable.

(h)               For the sole purpose of determining whether any distribution made on units of Series D Preferred Limited Partnership Interests is permitted under Delaware Law, amounts that would be needed, if the Partnership were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of partners whose preferential rights on dissolution are superior to those receiving the distribution shall not be added to the Partnership's total liabilities.

3.                  Liquidation Rights.

(a)               Subject to the rights of any series of Preferred Limited Partnership Interests which by its terms expressly ranks senior to the Series D Preferred Limited Partnership Interests in respect of the right to receive payment of the distribution of assets upon liquidation of the Partnership, which may from time to time come into existence, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, then, before any distribution or payment shall be made to the holders of any units of Common Partnership Interests or any other class or series of partnership interests of the Partnership ranking junior to Series D Preferred Limited Partnership Interests in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Partnership, the holders of units of the Series D Preferred Limited Partnership Interests shall be entitled to receive out of assets of the Partnership legally available for distribution to stockholders, liquidation distributions in the amount of the liquidation preference of $25.00 per unit, plus an amount equal to all distributions accrued and unpaid thereon (the "Liquidation Preference").  Holders of Series D Preferred Limited Partnership Interests will be entitled to written notice of any event triggering the right to receive such Liquidation Preference.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of units of Series D Preferred Limited Partnership Interests will have no right or claim to any of the remaining assets of the Partnership. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the available assets of the Partnership are insufficient to pay the amount of the liquidation distributions on all outstanding units of Series D Preferred Limited Partnership Interests and the corresponding amounts payable on all units of other classes or series of partnership interests of the Partnership ranking on a parity with Series D Preferred Limited Partnership Interests in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Partnership ("Parity Units"), then the holders of units of Series D Preferred Limited Partnership Interests and Parity Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(b)               A consolidation or merger of the Partnership with or into any other entity or entities, or a sale, lease, conveyance or disposition of all or substantially all of the assets of the Partnership or the effectuation by the Partnership of a transaction or series of related transactions in which more than 50% of the voting power of the Partnership is disposed of, shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Partnership within the meaning of this Section A.3.

4.                  Redemption.

(a)               The Partnership, at its option, upon not less than 30 nor more than 60 days written notice, may redeem outstanding units of Series D Preferred Limited Partnership Interests, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per unit, plus an amount equal to all distributions accrued and unpaid thereon to the date fixed for redemption, without interest.  Holders of units of Series D Preferred Limited Partnership Interests to be redeemed shall surrender such units of Series D Preferred Limited Partnership Interests at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid distributions payable upon such redemption following such surrender.  If fewer than all of the outstanding units of Series D Preferred Limited Partnership Interests are to be redeemed, the number of units to be redeemed will be determined by the Partnership and such units may be redeemed pro rata from the holders of record of such units in proportion to the number of such units held by such holders (with adjustments to avoid redemption of fractional units) or by lot in a manner determined by the Partnership.

(b)               Unless full cumulative distributions on all units of Series D Preferred Limited Partnership Interests and Parity Units shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no units of Series D Preferred Limited Partnership Interests or Parity Units shall be redeemed unless all outstanding units of Series D Preferred Limited Partnership Interests and Parity Units are simultaneously redeemed; provided, however, that the foregoing shall not prevent redemption in accordance with Article V of the Charter of the Company or the purchase or acquisition of units of Series D Preferred Limited Partnership Interests or Parity Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding units of Series D Preferred Limited Partnership Interests or Parity Units, as the case may be.  Furthermore, unless full cumulative distributions on all outstanding units of Series D Preferred Limited Partnership Interests and Parity Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Partnership shall not purchase or otherwise acquire directly or indirectly any units of Series D Preferred Limited Partnership Interests or Parity Units (except by conversion into or exchange for units of partnership interests of the Partnership ranking junior to Series D Preferred Limited Partnership Interests and Parity Units as to distributions and upon liquidation).

(c)                Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of units of Series D Preferred Limited Partnership Interests at the address shown on the books of the Partnership.  Each notice shall state:  (i) the redemption date; (ii) the number of units of Series D Preferred Limited Partnership Interests to be redeemed; (iii) the redemption price per unit; (iv) the place or places where certificates for units of Series D Preferred Limited Partnership Interests are to be surrendered for payment of the redemption price; and (v) that distributions on units of Series D Preferred Limited Partnership Interests will cease to accrue on such redemption date.  If fewer than all units of Series D Preferred Limited Partnership Interests are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of units of Series D Preferred Limited Partnership Interests to be redeemed from each such holder.  If notice of redemption of any units of Series D Preferred Limited Partnership Interests has been given and if the funds necessary for such redemption have been set aside by the Partnership in trust for the benefit of the holders of units of Series D Preferred Limited Partnership Interests so called for redemption, then from and after the redemption date, distributions will cease to accrue on such units of Series D Preferred Limited Partnership Interests, such units of Series D Preferred Limited Partnership Interests shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the redemption price.

(d)               The holders of units of Series D Preferred Limited Partnership Interests at the close of business on a Distribution Record Date will be entitled to receive the distribution payable with respect to such units of Series D Preferred Limited Partnership Interests on the corresponding Distribution Payment Date notwithstanding the redemption thereof between such Distribution Record Date and the corresponding Distribution Payment Date or the Partnership's default in the payment of the distribution due.  Except as provided above, the Partnership will make no payment or allowance for unpaid distributions, whether or not in arrears, on units of Series D Preferred Limited Partnership Interests which have been called for redemption.

(e)                Series D Preferred Limited Partnership Interests has no stated maturity and will not be subject to any sinking fund or mandatory redemption, except as provided in Article V of the Charter of the Company.

5.                  Voting Rights.

(a)               Except as indicated in this Section A.5(a), or except as otherwise from time to time required by applicable law, the holders of units of Series D Preferred Limited Partnership Interests will have no voting rights.

(b)               So long as any units of Series D Preferred Limited Partnership Interests remain outstanding, the Partnership will not without the affirmative vote or consent of the holders of at least two-thirds of the units of the Series D Preferred Limited Partnership Interests outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (a) authorize or create, or increase the authorized or issued amount of, any class or series of partnership interests ranking senior to the Series D Preferred Limited Partnership Interests with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized partnership interests of the Partnership into such units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such units; or (b) amend, alter or repeal the provisions of the Partnership's Amended and Restated Agreement of Limited Partnership, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Limited Partnership Interests or the holders thereof; provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series D Preferred Limited Partnership Interests remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Partnership may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series D Preferred Limited Partnership Interests and provided further that: (i) any increase in the amount of the authorized Preferred Limited Partnership Interests or the creation or issuance of any series of Preferred Limited Partnership Interests, or (ii) any increase in the amount of authorized units of such series (including the Series D Preferred Limited Partnership Interests), in each case ranking on a parity with or junior to the Series D Preferred Limited Partnership Interests with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(c)                Except as provided above and as required by law, the holders of Series D Preferred Limited Partnership Interests are not entitled to vote on any merger or consolidation involving the Partnership, on any unit exchange or on a sale of all or substantially all of the assets of the Partnership.

6.                  Conversion.

            The units of Series D Preferred Limited Partnership Interests are not convertible into or exchangeable for any other property or securities of the Partnership.

7.                  Ranking.

            In respect of the right to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Partnership, the Series D Preferred Limited Partnership Interests shall rank: (i) senior to the Partnership's Common Partnership Interests and to any other class or series of partnership interests of the Partnership other than any class or series referred to in clause (ii), and (ii) junior to any class or series of partnership interests of the Partnership ranking senior to the Series D Preferred Limited Partnership Interests as to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the Partnership.  For avoidance of doubt, debt securities of the Partnership which are convertible into or exchangeable for units of partnership interests of the Partnership shall not constitute a class or series of partnership interests of the Partnership.

Dated the 9th day of August, 2010.

                                                                                                                                                                PARKWAY PROPERTIES GENERAL

                                                                                                                                                                PARTNERS, INC.

                                                                                                                                                                By /s/ Richard G. Hickson IV

                                                                                                                                                                Name: Richard G. Hickson IV

                                                                                                                                                                Title: EVP and Chief Financial Officer

                                                                                                                                                                By:/s/ Mandy M. Pope

                                                                                                                                                                Name: Mandy M. Pope

                                                                                                                                                                Title: Executive Vice President,

                                                                                                                                                                Chief Accounting Officer and Secretary

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